Exhibit 99.1

NEWS RELEASE

Rambus Updates First Quarter Revenue Guidance

SUNNYVALE, CALIFORNIA – February 19, 2013 – Rambus Inc. (Nasdaq:RMBS), the innovative technology solutions company, today updated its revenue guidance for the quarter ending March 31, 2013. With the addition of a one-time payment license agreement, the Company revised its revenue guidance for the quarter to be between $65 million to $69 million. Rambus initially provided revenue guidance for the quarter in the range of $58 million to $63 million.

About Rambus Inc.
Rambus is the innovative technology solutions company that brings invention to market. Unleashing the intellectual power of our world-class engineers and scientists in a collaborative and synergistic way, Rambus invents, licenses and develops solutions that challenge and enable our customers to create the future. While best known for creating unsurpassed semiconductor memory architectures, Rambus is also developing world-changing products and services in security, advanced LED lighting and displays, and immersive mobile media. For additional information visit www.rambus.com.

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Contacts:
Carolyn Robinson
Public Relations
Rambus Inc.
(408) 462-8717
crobinson@rambus.com

Nicole Noutsios
Investor Relations
Rambus Inc.
(408) 462-8050
nnoutsios@rambus.com